Exhibit 4.2

DATED THE [•] DAY OF [DECEMBER 2013]

[2013]年[12]月[•]日

FEISHANG ANTHRACITE RESOURCES LIMITED

飞尚无烟煤资源有限公司

and

及

[•]

[•]

EXECUTIVE DIRECTOR

SERVICE AGREEMENT

董事服务协议

THIS AGREEMENT is made on the [•] day of [December 2013]

本协议于[2013]年[12]月[•]日由以下各方签订

BETWEEN

(1)                                       FEISHANG ANTHRACITE RESOURCES LIMITED, a company incorporated in the British Virgin Islands (“BVI”) with limited liability whose registered office is situated at Maples Corporate Services (BVI) Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, BVI (the “Company”); and

飞尚无烟煤资源有限公司，一家成立于英属维尔京群岛的有限责任公司，其注册地址为Maples Corporate Services (BVI) Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, BVI（”公司”）；及

(2)                                       [•], whose residential address is [•] (the “Director”).

[•]，住所为[•]（ “董事”）。

WHEREAS the Company has agreed to appoint the Director as an executive director on the following terms and conditions.

公司在此同意基于以下条款委任董事为执行董事。

BY WHICH IT IS AGREED as follows:

双方同意如下：

1.                                      APPOINTMENT 委任

The employment shall be for an initial term of three years commencing from the date of this Agreement. The employment is renewable automatically for successive terms of one year subject to termination hereinafter provided.

任期自本协议日期起初步为期三年，可自动重续一年任期，惟可因下文规定而终止。

2.                                      FEES AND EXPENSES 费用及开支

2.1                               In performance of the Director’s duties, the Company shall pay the Director a fee of HK$1.00 per annum, which shall be payable on 31 December of each year (or if such day is not a working day, on the working day falling immediately thereafter) or in such other manner and at such other time as the Company and the Director may from time to time mutually agree.

履职期间，公司将向董事支付酬金每年1.00港元，于每年12月31日 (或倘该日非工作日，则紧随该日后的工作日)，或按不时由公司和董事共同议定的有关其他方式于有关其他时间予以支付。

2.2                               During the appointment, the Company may, at its sole discretion, pay the Director a bonus of such amount and subject to such conditions as the board of directors (or the remuneration committee, as applicable) of the Company may determine in respect of each financial year.

在董事的任期内，公司可以全权自行决定向董事支付奖金，该等奖金的金额及发放情形受限于公司的董事会(或薪酬委员会，若适用)就每一会计年度作出的决定。

2.3                               The Director shall be eligible to participate in any share option scheme as may be adopted by the Company and shall be entitled to receive such amount of share options and subject to such conditions as the board of directors (or the remuneration committee, as applicable) of the Company may determine in accordance with the rules of such share option scheme.

董事享有参与公司或采纳的任何期权计划的资格，并有权接受由公司的董事会(或薪酬委员会，若适用)依照该等期权计划下的规则而决定的数量的期权及授予条款。

2.4                               The Company shall reimburse the Director for all reasonable expenses properly incurred by the Director in connection with the performance of his duties as an executive director of the Company, provided that the Director provides to the Company all appropriate receipts and vouchers. The Company shall also take out and, at all times during the period of the Director’s employment hereunder, maintain directors’ liability insurance with a reputable insurance company in respect of the performance by the Director of his duties as an executive director of the Company.

公司将报销董事履行作为公司执行董事职责所产生一切合理费用，惟董事须向公司提供全部适当收据及凭证。于董事任期内所有时间，公司亦将就董事作为公司执行董事履行职责为董事在声誉良好的保险公司办理并维持董事责任险。

3.                                      DUTIES AND RESPONSIBILITIES 职务及职责

3.1                               As required by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”), the Director is responsible for the management and operations of the Company and the Director is expected to fulfill fiduciary duties and duties of skill, care and diligence to a standard at least commensurate with the standard established by the laws of the Hong Kong Special Administrative Region (“Hong Kong”). In particular, the Director must, in the performance of his duties as a director:

(a)                                 act honestly and in good faith in the interests of the Company as a whole;

(b)                                 act for proper purpose;

(c)                                  be answerable to the Company for the application or misapplication of its assets;

(d)                                 avoid actual or potential conflicts of interest and duty;

(e)                                  disclose fully and fairly his interests in contracts with the Company; and

(f)                                   apply such degree of skill, care and diligence as may reasonably be expected of a person of his knowledge and experience and holding his office within the Company.

据香港联合交易所有限公司证券上市规则(“上市规则”)规定，董事须负责管理与经营公司的业务，并须履行诚信责任及以应有技能、谨慎和勤勉行事的责任，而履行上述责任时，至少须符合香港特别行政区(“香港”)法例所确立的标准。具体而言，董事在履行其董事职务时，必须:

(a)                                 诚实及善意地以公司的整体利益为前提行事;

(b)                                 为适当目的行事;

(c)                                  就公司资产的运用或误用而向公司负责;

(d)                                 避免实际或潜在的利益和职务冲突;

(e)                                  全面及公正地披露其与公司订立的合约中的权益; 及

(f)           以应有的技能，谨慎和勤勉行事，程度相当于一名具备与董事相同知识及经验，并担任公司董事职务的人士所应被合理预期的水平。

3.2                               The directors of the Company shall act in accordance with the memorandum and articles of association of the Company and the laws of BVI. As a director of the Company, the Director is prohibited under the articles of association from voting at or being counted towards quorum of directors’ meeting in respect of any resolution in which the Director is materially interested subject to certain exceptions as set out in the articles of association.

公司董事应根据公司组织章程大纲及细则以及英属维尔京群岛法律行事。身为公司董事, 组织章程细则禁止董事在董事会议上, 就涉及董事重大利益的任何决议案表决或计为法定人数，除非该等情形属于组织章程细则中列举的豁免情形。

3.3                               By entering into this Agreement, the Director will be deemed to have represented to the Company and The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) that, in acting as a director of the Company, the Director undertakes to perform the duties and be subject to the restrictions in paragraphs 3.1 and 3.2 above. In addition, the Director shall ensure that he is fully aware of all other obligations under the Listing Rules, and other relevant regulations and requirements of Hong Kong and the BVI, as an executive director.

一经签订本协议，即视作董事向公司及香港联合交易所有限公司(“联交所”)声明, 董事承诺出任公司董事时履行上述职责及受上文第3.1及3.2条限制约束。此外，董事须保证其知悉上市规则以及香港及英属维尔京群岛其他相关规例及规定下作为执行董事的全部其他责任。

3.4                               The Director shall participate in the audit committee, remuneration committee, nomination committee and/or such other committees as may from time to time be required by the board of directors of the Company or as required by the Listing Rules to be attended by the Director.

经公司董事会不时要求或依据上市规则, 董事须参与审核委员会,薪酬委员会,提名委员会及/或有关其他委员会。

4.                                      TERMINATION 终止

4.1                               The employment hereunder shall terminate automatically upon the following events and in such case the Director will have no claim for damages against the Company:

(a)                                 by reason of the Director not being re-elected as a director of the Company at the annual general meeting of the Company held next after the commencement of the Director’s employment; or

(b)                                 by reason of the Director not being re-elected as a director of the Company at any annual general meeting of the Company at which the Director is to retire by rotation; or

(c)                                  by virtue of a resolution passed by the members of the Company in general meeting to remove the Director as a director.

本协议所述的任期将于下列事件发生时自动终止, 在该情况下, 董事将不可对公司索取损害赔偿:

(a)                                 于董事任期开始后举行的公司股东周年大会上不获重选为公司董事; 或

(b)                                 于董事将轮席退任的任何本公司股东周年大会上不获重选为公司董事; 或

(c)                                  公司股东于股东大会上通过决议案,罢免董事职务。

4.2                               Notwithstanding any provision hereof, either the Company or the Director may give to the other party at least one month notice in writing to terminate the employment save that no notice need to be served by the Company on the Director to terminate the employment should the following happen to the Director:

(a)                                 be guilty of or commit any serious misconduct which in the reasonable opinion of the board of directors of the Company is in any way detrimental to the interests of the Company; or

(b)                                 be in serious or persistent breach of any of the terms of this Agreement; or

(c)                                  commit any act of bankruptcy or make any arrangements or composition with his creditors generally or persistently fail to pay his personal debts; or

(d)                                 become through mental disorder incapable of managing his own affairs; or

(e)                                  be guilty of persistent insobriety; or

(f)                                   be convicted of any criminal offence involving his integrity or honesty; or

(g)                                  be disqualified to act as a director of the Company under any applicable law, the Codes on Takeovers and Mergers and Share Repurchases, the Listing Rules or any rules prescribed by the Stock Exchange; or

(h)                                 be or become prohibited by law from being a director; or

(i)                                     act in any manner (whether in the course of his duties or otherwise) which is likely to bring him or the Company into disrepute or prejudice the interests of the Company; or

(j)                                    refuse to carry out any reasonable lawful instructions or directions given to him by the board of the Company in the course of his employment or fail diligently to attend to his duties hereunder; or

(k)                                 be guilty of continuing unsatisfactory conduct or poor performance of his duties, after having received a written warning from the Company relating to the same; or

(l)                                     be removed as a director of the Company by its shareholders in general meeting.

不管本协议任何条文所述若何, 公司或董事可向另一方发出至少一个月的书面通知, 终止董事的任职, 惟倘以下事项适用于董事时, 公司无须发出通知，亦可终止董事的任期:

(a)                                 按公司董事会合理认为，董事触犯或做出损害公司利益之任何严重失责行为；或

(b)                                 严重或持续违反本协议任何条款；或

(c)          进行任何破产行动或与董事的债权人签订债务重整协议或债务偿还安排或持续未能偿还董事的个人债项；或

(d)                                 因神智失常无法管理本身事；或

(e)                                  酗酒成习；或

(f)                                   任何涉及董事诚信的刑事控罪罪成；或

(g)            根据任何适用法律，《公司收购，合并及股份购回守则》，上市规则或联交所颁布的任何规则，不合资格出任公司董事；或

(h)                                 已为或成为法律禁止出任董事的人士；或

(i)                                     无论董事是否于履行职责的过程中或因其他原因, 行事方式很可能导致董事或公司声誉或公司利益受损；或

(j)                                    在任职期间, 董事拒绝履行公司董事会给予董事任何合理合法指示或指令或未能勤勉地履行本协议规定的职责；或

(k)                                 在接获公司书面警告，董事履行职责时行为继续不理想或表现仍然差劣；或

(l)                                     公司股东于股东大会上罢免董事的董事职务。

5.                                      CONFIDENTIALITY 保密义务

The Director agrees to maintain the confidentiality of the confidential information and trade secrets of the Company, including but not limited to, any confidential information and statistics, business plans, operations, technologies, know-how, systems and/or the proposed sale, purchase and use of services and products furnished in oral, visual, written and/or other tangible form and not to disclose such information to any third party without prior consent of the Company.

董事同意就公司的机密信息及商业秘密保密, 包括但不限于任何以口头，视像，书面及\或其他实体形式提供的机密信息与统计数据，业务计划，经营业务，技术，技术诀窍，系统及\或服务及产品的销售，购买及使用建议，且未经公司事先同意, 不会将有关资料向任何第三方披露。

6.                                      GOVERNING LAW 管辖法律

This Agreement is governed by and construed in all respects in accordance with the laws of Hong Kong subject to the non-exclusive jurisdiction of the courts of Hong Kong.

本协议在所有方面均受香港法律管辖及诠释，并受到香港法院的非专属管辖。

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

本协议按首端所述日期签订以兹证明。

SIGNED by [•]	)
由[•]代表	)
)
)
)
For and on behalf of	)
FEISHANG ANTHRACITE RESOURCES LIMITED	)
飞尚无烟煤资源有限公司	)
签署	)

SIGNED by [•]	)
由[•]签署	)
)
)

DATED THE [•] DAY OF [DECEMBER 2013]

[2013]年[12]月[•]日

FEISHANG ANTHRACITE RESOURCES LIMITED

飞尚无烟煤资源有限公司

and

及

[•]

[•]

INDEPENDENT NON-EXECUTIVE
DIRECTOR SERVICE AGREEMENT

独立非执行董事服务协议

目录

		页

1.	APPOINTMENT委任	1

2.	FEES AND EXPENSES 费用及开支	1

3.	DUTIES AND RESPONSIBILITIES 职务及职责	2

4.	TERMINATION 终止	3

5.	CONFIDENTIALITY 保密义务	5

6.	INDEPENDENCE 独立性	5

7.	GOVERNING LAW 管辖法律	6

i

THIS AGREEMENT is made on the [•] day of [December 2013]

本协议于[2013]年[12]月[•]日由以下各方签订

BETWEEN

(1)                                       FEISHANG ANTHRACITE RESOURCES LIMITED, a company incorporated in the British Virgin Islands (“BVI”) with limited liability whose registered office is situated at Maples Corporate Services (BVI) Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, BVI (the “Company”); and

飞尚无烟煤资源有限公司，一家成立于英属维尔京群岛的有限责任公司，其注册地址为Maples Corporate Services (BVI) Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, BVI（”公司”）；及

(2)                                       [•], whose residential address is [•] (the “Director”).

[•]，住所为[•]（”董事”）。

WHEREAS the Company has agreed to appoint the Director as an independent non-executive director on the following terms and conditions.

公司在此同意基于以下条款委任董事为独立非执行董事。

BY WHICH IT IS AGREED as follows:

双方同意如下：

1.                                      APPOINTMENT委任

The employment shall be for a term of three years commencing from the date of this Agreement.

任期自本协议日期起为期三年。

2.                                      FEES AND EXPENSES 费用及开支

In performance of the Director’s duties, the Company shall pay the Director a fee of RMB[•] per annum, which shall be deemed to accrue on a day to day basis and payable by 12 equal monthly installments of RMB[•] each in arrears. The Director’s remuneration stated herein shall be payable on the last day of each calendar month (or if such day is not a working day, on the working day falling immediately thereafter) (each a “Payment Day”) or in such other manner and at such other time as the Company and the Director may from time to time mutually agree. If the Director’s employment is terminated for any reason and such termination occurs on any day other than a Payment Day, the Director’s remuneration payable shall be pro-rated from the date of the last payment made to the Director to the actual date of termination.

履职期间，公司将向董事支付酬金每年[•]人民币，乃按日累计分12个月每月支付[•]人民币。本协议所载董事的酬金将于每一历月最后一日(或倘该日并非工作

1

日，则紧随该日后的工作日)(“支付日”)，或按不时共同议定的有关其他方式于有关其他时间予以支付。倘董事的任职因任何原因予以终止，且有关终止乃于支付日以外的任何一日发生，则董事的酬金将自最后向董事作出付款之日起计至实际终止日期按比例予以支付。

The Company shall reimburse the Director for all reasonable expenses properly incurred by the Director in connection with the performance of his duties as an independent non-executive director of the Company, provided that the Director provides to the Company all appropriate receipts and vouchers. The Company shall also take out and, at all times during the period of the Director’s employment hereunder, maintain directors’ liability insurance with a reputable insurance company in respect of the performance by the Director of his duties as an independent non-executive director of the Company.

公司将报销董事履行作为公司独立非执行董事职责所产生一切合理费用，惟董事须向公司提供全部适当收据及凭证。于董事任期内所有时间，公司亦将就董事作为公司独立非执行董事履行职责为董事在声誉良好的保险公司办理并维持董事责任险。

3.                                      DUTIES AND RESPONSIBILITIES 职务及职责

3.1                               As required by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”), the Director is responsible for the management and operations of the Company and the Director is expected to fulfill fiduciary duties and duties of skill, care and diligence to a standard at least commensurate with the standard established by the laws of the Hong Kong Special Administrative Region (“Hong Kong”). In particular, the Director must, in the performance of his duties as a director:

(a)                                 act honestly and in good faith in the interests of the Company as a whole;

(b)                                 act for proper purpose;

(c)                                  be answerable to the Company for the application or misapplication of its assets;

(d)                                 avoid actual or potential conflicts of interest and duty;

(e)                                  disclose fully and fairly his interests in contracts with the Company; and

(f)                                   apply such degree of skill, care and diligence as may reasonably be expected of a person of his knowledge and experience and holding his office within the Company.

据香港联合交易所有限公司证券上市规则(“上市规则”)规定，董事须负责管理与经营公司的业务，并须履行诚信责任及以应有技能、谨慎和勤勉行事的责任，而履行上述责任时，至少须符合香港特别行政区(“香港”)法例所确立的标准。具体而言，董事在履行其董事职务时，必须:

(a)                                 诚实及善意地以公司的整体利益为前提行事;

(b)                                 为适当目的行事;

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(c)                                  就公司资产的运用或误用而向公司负责;

(d)                                 避免实际或潜在的利益和职务冲突;

(e)                                  全面及公正地披露其与公司订立的合约中的权益; 及

(f)          以应有的技能，谨慎和勤勉行事，程度相当于一名具备与董事相同知识及经验，并担任公司董事职务的人士所应被合理预期的水平。

3.2                               The directors of the Company shall act in accordance with the memorandum and articles of association of the Company and the laws of BVI. As a director of the Company, the Director is prohibited under the articles of association from voting at or being counted towards quorum of directors’ meeting in respect of any resolution in which the Director is materially interested subject to certain exceptions as set out in the articles of association.

公司董事应根据公司组织章程大纲及细则以及英属维尔京群岛法律行事。身为公司董事，组织章程细则禁止董事在董事会议上，就涉及董事重大利益的任何决议案表决或计为法定人数，除非该等情形属于组织章程细则中列举的豁免情形。

3.3                               By entering into this Agreement, the Director will be deemed to have represented to the Company and The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) that, in acting as a director of the Company, the Director undertakes to perform the duties and be subject to the restrictions in paragraphs 3.1 and 3.2 above. In addition, the Director shall ensure that he is fully aware of all other obligations under the Listing Rules, and other relevant regulations and requirements of Hong Kong and the BVI, as an independent nonexecutive director.

一经签订本协议，即视作董事向公司及香港联合交易所有限公司(“联交所”)声明，董事承诺出任公司董事时履行上述职责及受上文第3.1及3.2条限制约束。此外，董事须保证其知悉上市规则以及香港及英属维尔京群岛其他相关规例及规定下作为独立非执行董事的全部其他责任。

3.4                               The Director shall participate in the audit committee, remuneration committee, nomination committee and/or such other committees as may from time to time be required by the board of directors of the Company or as required by the Listing Rules to be attended by the Director.

经公司董事会不时要求或依据上市规则，董事须参与审核委员会，薪酬委员会，提名委员会及/或有关其他委员会。

4.                                      TERMINATION 终止

4.1                               The employment hereunder shall terminate automatically upon the following events and in such case the Director will have no claim for damages against the Company:

(a)                                 by reason of the Director not being re-elected as a director of the Company at the annual general meeting of the Company held next after the commencement of the Director’s employment; or

3

(b)                                 by reason of the Director not being re-elected as a director of the Company at any annual general meeting of the Company at which the Director is to retire by rotation; or

(c)                                  by virtue of a resolution passed by the members of the Company in general meeting to remove the Director as a director.

本协议所述的任期将于下列事件发生时自动终止，在该情况下，董事将不可对公司索取损害赔偿:

(a)                                 于董事任期开始后举行的公司股东周年大会上不获重选为公司董事; 或

(b)                                 于董事将轮席退任的任何本公司股东周年大会上不获重选为公司董事; 或

(c)                                  公司股东于股东大会上通过决议案，罢免董事职务。

4.2                               Notwithstanding any provision hereof, either the Company or the Director may give to the other party at least one month notice in writing to terminate the employment save that no notice need to be served by the Company on the Director to terminate the employment should the following happen to the Director:

(a)                                 be guilty of or commit any serious misconduct which in the reasonable opinion of the board of directors of the Company is in any way detrimental to the interests of the Company; or

(b)                                 be in serious or persistent breach of any of the terms of this Agreement; or

(c)                                  commit any act of bankruptcy or make any arrangements or composition with his creditors generally or persistently fail to pay his personal debts; or

(d)                                 become through mental disorder incapable of managing his own affairs; or

(e)                                  be guilty of persistent insobriety; or

(f)                                   be convicted of any criminal offence involving his integrity or honesty; or

(g)                                  be disqualified to act as a director of the Company under any applicable law, the Codes on Takeovers and Mergers and Share Repurchases, the Listing Rules or any rules prescribed by the Stock Exchange; or

(h)                                 be or become prohibited by law from being a director; or

(i)                                     act in any manner (whether in the course of his duties or otherwise) which is likely to bring him or the Company into disrepute or prejudice the interests of the Company; or

(j)                                    refuse to carry out any reasonable lawful instructions or directions given to him by the board of the Company in the course of his employment or fail diligently to attend to his duties hereunder; or

(k)                                 be guilty of continuing unsatisfactory conduct or poor performance of his duties, after having received a written warning from the Company relating to the same; or

(l)                                     be removed as a director of the Company by its shareholders in general meeting.

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不管本协议任何条文所述若何，公司或董事可向另一方发出至少一个月的书面通知，终止董事的任职，惟倘以下事项适用于董事时，公司无须发出通知，亦可终止董事的任期:

(a)                                 公司董事会合理认为，董事触犯或做出损害公司利益之任何严重失责行为；或

(b)                                 严重或持续违反本协议任何条款；或

(c)         进行任何破产行动或与董事的债权人签订债务重整协议或债务偿还安排或持续未能偿还董事的个人债项；或

(d)                                 因神智失常无法管理本身事务；或

(e)                                  酗酒成习；或

(f)                                   任何涉及董事诚信的刑事控罪罪成；或

(g)         根据任何适用法律，《公司收购，合并及股份购回守则》，上市规则或联交所颁布的任何规则，不合资格出任公司董事；或

(h)                                 已为或成为法律禁止出任董事的人士；或

(i)         无论董事是否于履行董事职责过程中或因其他原因，其行事方式很可能导致董事或公司声誉受损或公司利益受损；或

(j)                                    在任职期间, 董事拒绝履行公司董事会给予董事任何合理合法指示或指令或未能勤勉地履行本协议规定的职责；或

(k)                                 在接获公司书面警告，董事履行职责时行为继续不理想或表现仍然差劣； 或

(l)                                     公司股东于股东大会上罢免董事的董事职务。

5.                                      CONFIDENTIALITY 保密义务

The Director agrees to maintain the confidentiality of the confidential information and trade secrets of the Company, including but not limited to, any confidential information and statistics, business plans, operations, technologies, know-how, systems and/or the proposed sale, purchase and use of services and products furnished in oral, visual, written and/or other tangible form and not to disclose such information to any third party without prior consent of the Company.

董事同意就公司的机密信息及商业秘密保密, 包括但不限于任何以口头，视像，书面及\或其他实体形式提供的机密信息与统计数据、业务计划、经营业务、技术、技术诀窍、系统及\或服务及产品的销售，购买及使用建议，且未经公司事先同意, 不会将有关资料向任何第三方披露。

6.                                      INDEPENDENCE 独立性

The Director represents and warrants that he complies with the requirements of Rule 3.13 of the Listing Rules relating to his independence and shall notify the Company in

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writing of any changes which may otherwise cause the Director not to be so independent.

董事声明并保证会遵守上市规则第3.13条有关董事独立性的要求，倘任何变故导致董事不能维持此种独立性，其将以书面形式告知公司。

7.                                      GOVERNING LAW 管辖法律

This Agreement is governed by and construed in all respects in accordance with the laws of Hong Kong subject to the non-exclusive jurisdiction of the courts of Hong Kong.

本协议在所有方面均受香港法律管辖及诠释，并受到香港法院的非专属管辖。

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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

本协议按首端所述日期签订以兹证明。

SIGNED by [•]	)
由[•]代表	)
)
)
For and on behalf of	)
FEISHANG ANTHRACITE RESOURCES LIMITED	)
飞尚无烟煤资源有限公司	)
签署

SIGNED by [•]	)
由[•]签署	)
)
)

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